Exhibit 99.1

Press Release
P.O. Box 59 Lebanon, OH 45036

Company Contact:	Investor and Media Contact:
Eric J. Meilstrup President and Chief Executive Officer LCNB National Bank (513) 932-1414 Shareholderrelations@lcnb.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

LCNB Corp. Completes Acquisition of Eagle Financial Bancorp, Inc.

LEBANON, Ohio – April 12, 2024-- LCNB Corp. (“LCNB”) (Nasdaq: LCNB) today announced that it completed the acquisition of Eagle Financial Bancorp, Inc. (“EFBI” or “Eagle”) and the merger of EAGLE.bank with and into LCNB National Bank. The transaction creates an independent community bank with over $2.5 billion in total assets.

President and CEO of LCNB, Eric Meilstrup, stated, “We are excited to complete the Eagle transaction following the November 2023 acquisition of Cincinnati Federal. As a result of these two transactions, LCNB has created a premier community banking institution across attractive Southwestern Ohio and Northern Kentucky markets. We are proud to bring LCNB’s community-focused financial products and resources, including trust and wealth management solutions, to more customers in the greater-Cincinnati region. Eagle operated from three locations, had approximately $137 million in deposits and approximately $141 million in total loans. On behalf of everyone at the Bank, I want to welcome Eagle’s customers, employees, and shareholders to LCNB.”

Spencer Cropper, LCNB’s Chairman, stated, “Today’s announcement represents one of the most significant events in the Company’s 147-year history. The combination of Eagle, Cincinnati Federal, and LCNB transforms LCNB into one of the largest independent community banks in the State of Ohio, with significant exposure across the compelling Cincinnati region. The Eagle transaction supports our existing strategic plan by expanding our footprint into attractive markets, providing our diverse, community-oriented, financial services to more customers, and expanding our scale. I am excited by the direction LCNB is headed as the Company focuses on integrating the acquisitions over the near-term and seeks to deliver strong financial results as an independent community bank for many years to come.”

With the addition of EFBI, LCNB now operates 36 full-service banking offices in Ohio and one branch office in Northern Kentucky. Assuming the transaction had been completed as of December 31, 2023, LCNB would have had total deposits of $1.96 billion and total loans of $1.86 billion at December 31, 2023.

In connection with the merger, Patricia L. Walter, former President of EFBI and EAGLE.bank, has joined LCNB as Executive Vice President.

LCNB was advised by Hovde Group, LLC and Dinsmore & Shohl LLP served as legal counsel to LCNB. EFBI was advised by Janney Montgomery Scott LLC and Luse Gorman, PC served as legal counsel to EFBI.

About LCNB Corp.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio and Northern Kentucky. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank also provides community-oriented banking services to customers in Northern Kentucky through a bank office in Boone County, Kentucky. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Safe Harbor Statement:

Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, failure to successfully complete the proposed transaction and to successfully integrate EFBI into LCNB, which includes the failure to retain the acquired customer relationships; failure to obtain requisite regulatory and shareholder approvals and satisfy other closing conditions; adverse changes in economic conditions; the impact of competitive products and pricing; and the other risks set forth in the LCNB’s filings with the SEC. As a result, actual results may differ materially from the forward-looking statements in this news release.

LCNB encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. LCNB undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed by LCNB with the SEC are available free of charge at the SEC’s website at www.sec.gov and/or from LCNB’s website.